Exhibit 16(1)(b):  Form of First Amendment to Principal Underwriting Agreement by and between Aetna Insurance Company of America and Variable Annuity Account I and Variable annuity Account II and Aetna Life Insurance and Annuity Company

FORM OF FIRST AMENDMENT TO PRINCIPAL UNDERWRITING AGREEMENT

This First Amendment to the Principal Underwriting Agreement is made and entered into as of the ____ day of _________ 199_ by and between Aetna Insurance Company of America ("AICA"), on its own behalf, on behalf of its general account, and on behalf of Variable Annuity Account I and Variable Annuity Account II (the "Accounts"), separate accounts of AICA, and Aetna Life Insurance and Annuity Company (the "Underwriter").

WITNESSETH

WHEREAS, AICA and the Underwriter are parties to a Principal Underwriting Agreement dated September 22, 1995 (the "Original Agreement"),

WHEREAS, AICA and the Underwriter now desire to modify the Original Agreement to provide for the distribution by the Underwriter of certain modified guaranteed annuity contracts issued by AICA;

NOW THEREFORE, in consideration of the premises and the mutual covenants and promises expressed herein, the parties agree as follows:

The Principal Underwriting Agreement is now made among AICA, on its own behalf, on behalf of its general account and on behalf of Variable Annuity Account I and Variable Annuity Account II, and Aetna Life Insurance and Annuity Company.

The second "Whereas" is deleted in its entirety and the following is substituted therefor:

     WHEREAS, the Accounts will maintain the net proceeds of and reserves for certain variable annuity contracts issued by AICA, and AICA's general account will receive the purchase payments under certain modified guaranteed annuity contracts issued by AICA (the "Contracts");

The Fourth "Whereas" clause is deleted in its entirety and the following is substituted therefor:

     WHEREAS, AICA, the Accounts, and the general account desire to have the Contracts sold through the Underwriter, and the Underwriter is willing to provide for the sale of the Contracts under the terms stated herein.

IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date written above.

AETNA INSURANCE COMPANY OF AMERICA

By _____________________________________ Its _____________________________________

AETNA INSURANCE COMPANY OF AMERICA,

ON BEHALF OF ITS GENERAL ACCOUNT AND VARIABLE ANNUITY ACCOUNTS I AND II

By _____________________________________ Its _____________________________________

AETNA LIFE INSURANCE AND ANNUITY COMPANY

By ______________________________________ Its ______________________________________